EXHIBIT 99.1


PETROGEN                                                  NEWS RELEASE

                                                          CONTACT:
FOR IMMEDIATE RELEASE                                     SACHA H. SPINDLER, CEO
                                                          PETROGEN CORP.
                                                          888-875-1155


             PETROGEN ANNOUNCES THAT ITS SECURITIES WILL BE SETTLED
                    THROUGH THE DEPOSITORY TRUST CORPORATION


MAY  6,  2004 -  HOUSTON,  TX -  Petrogen  Corp.,  (OTC  Bulletin  Board:  PTGC;
Frankfurt:  PTD) today  announced  that  following the  appointment  of Transfer
Online Inc. as its new transfer agent, the Company has now re-entered the Depository Trust Company's ("DTC") electronic trading system. Previously, the Company traded as "Certificate Transfer Only", and most share certificates were stamped with the following legend: "Not to be registered in Cede & Co. or any depository nominee", effectively rendering the certificates ineligible for electronic trading. As a result of the Company's re-entry into the DTC electronic trading system, brokers and the DTC will no longer accept the current share certificates with the legend as noted.

         All of Petrogen's current share certificates and share certificates of its predecessor company, Hadro Resources, Inc., whether or not stamped with the above noted legend, must be exchanged for new DTC eligible share certificates, which will display the prefix designation of "P" in front of the share certificate number in order to qualify for transfer. New DTC eligible share certificates will be issued upon the surrender of current validly issued share certificates to Transfer Online Inc. Shareholders are required to obtain new share certificates and surrender their old share certificates by close of the market on June 15th, 2004. After June 15th, 2004, any remaining non-DTC eligible share certificates will not be accepted for transfer by the Company's transfer agent.

         Petrogen's CEO, Sacha H. Spindler commented, "Entering back into the DTC system is another measure the Company is undertaking as part of its ongoing initiatives to improve and strengthen Petrogen's corporate structure. In light of new regulations from the NASD and the SEC, as well as trends within the brokerage industry, certificate transfer only has become antiquated. With electronic certificate transfer within the DTC system, shareholders can anticipate a greater flexibility in the transfer of their Petrogen shares."

         Detailed information, along with exchange instructions are being forwarded to every shareholder of record. Included in the package is a Letter of Transmittal to be completed and forwarded to the Company's new Transfer Agent, Transfer Online Inc. Both the Shareholder

Letter and Letter of Transmittal can be viewed and downloaded from www.petrogencorp.com. All communications relating to shareholder matters, such as transfer of shares, stock transfer requirements, missing stock certificates and changes of address, should be directed to Transfer Online Inc. at the following address and telephone number:

                  Transfer Online Inc.
                  317 S.W. Alder St.,
                  2nd Floor,
                  Portland, OR 97204
                  Phone: 503.227.2950
                  Fax:  503.227.6874
                  www.transferonline.com

The Depository Trust Company (DTC) is a member of the U.S. Federal Reserve System, a limited-purpose trust company under New York State banking law and a registered clearing agency with the Securities and Exchange Commission. The depository brings efficiency to the securities industry by retaining custody of some 2 million securities issues, effectively "dematerializing" most of them so that they exist only as electronic files rather than as countless pieces of paper. The depository also provides the services necessary for the maintenance of the securities it has in custody.

Petrogen Corp. is an oil and natural gas development and production company with operations based in Houston, Texas. It is engaged in the acquisition of oil and natural gas properties throughout the continental US that possess proven reserves representing significant upside development potential. The Company specializes in the development and expansion of proven producing, non-producing, undeveloped and behind pipe reserves while maintaining a financially stable fiscal strategy. Petrogen aggressively approaches its acquisitions strategy with a specific emphasis placed upon the expansion of its natural gas reserves. For further information, please visit the Company's website at www.petrogencorp.com

THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.

                                      # # #